Filed in the Office of	Business Number E0093122013-4
Barbara K. Cegavske	Filing Number 20222209971
Secretary of State State Of Nevada	Filed On 3/29/2022 3:15:00 PM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

RAPID THERAPEUTIC SCIENCE LABORATORIES, INC.

2. Description of the original document for which correction is being made:

Certificate of Amendment to Articles of Incorporation

3. Filing date of the original document for which correction is being made: 03/29/2022

4. Description of the inaccuracy or defect:

The Certificate of Amendment to Articles of Incorporation filing was incorrectly and mistakenly filed with (1) a "Certificate to Accompany Restated Articles or Amended and Restated Articles" filing form, which stated that the Articles had been restated by such filing; (2) the Nevada Customer Order Instructions; and (3) an ePayment Checklist.

5. Correction of the inaccuracy or defect:

The (1) Certificate to Accompany Restated Articles or Amended and Restated Articles filing form; (2) the Nevada Customer Order Instructions; and (3) the Nevada Customer Order Instructions (i.e., the first three pages of the filing), are hereby deleted and removed from the Certificate of Amendment to Articles of Incorporation filing in their entirety, and all references to the Articles being "restated" by such Certificate of Amendment are hereby deleted and removed.
Other than as expressly set forth in the Certificate of Amendment to Articles of Incorporation filing, the Corporation's Articles of Incorporation are not amended or restated by such Certificate of Amendment to Articles of Incorporation filing.

6. Signature:

X [signature] CEO 3/29/22

Authorized Signature **Title *** **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.